FOR IMMEDIATE RELEASE

Kaiser Aluminum Announces Anticipated Shut-down of Anglesey Smelter
Operations in September 2009 and Resulting Impairment

FOOTHILL RANCH, Calif. – January 14, 2009 – Kaiser Aluminum Corporation (NASDAQ:KALU) today announced that it expects Anglesey Aluminium Metal (“Anglesey”), jointly owned by Kaiser and Rio Tinto Alcan, to fully curtail its smelting operations at the end of September 2009 when its current power contract expires. As the Company has previously discussed, Anglesey has worked intensively with U.K. government authorities and agencies to find a sustainable alternative to the power supply needs of the smelter, but has been unable to reach a feasible solution. In light of the expected curtailment, the Company believes it is appropriate to fully impair the asset at this time.

In the interim, Anglesey will continue to pursue alternative sources of affordable power; however, no sources have been identified thus far that would enable the uninterrupted continuation of smelting operations. In addition, Anglesey will evaluate alternative operating activities in line with the needs of the local community and market opportunities, including the potential continuation of remelt and casting operations and the production of anodes for use by other smelting facilities. It will also work with partners, stakeholders and the community to further support the development of economic activities in the area.

The Company expects to fully impair its 49% equity investment in Anglesey in its 2008 fourth quarter results, taking into account Anglesey’s inability to obtain affordable power, the resulting expected curtailment of smelting operations and the growing uncertainty with respect to the future of Anglesey’s operations. The Company does not expect to recognize current or future operating results from Anglesey unless it can determine those results will be recoverable. Kaiser Aluminum’s investment in Anglesey was $37.6 million as of September 30, 2008. Neither the curtailment of smelting operations nor the related impairment is expected to require the Company to make future cash investments in Anglesey.

Kaiser Aluminum, headquartered in Foothill Ranch, Calif., is a leading producer of fabricated aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The company’s North American facilities annually produce more than 500 million pounds of value-added sheet, plate, extrusions, forgings, rod, bar and tube products, adhering to traditions of quality, innovation and service that have been key components of our culture since the company was founded in 1946. The company’s stock is included in the Russell 2000® index. For more information, please visit www.kaiseraluminum.com.

This press release contains statements based on management’s current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the company to be materially different from those expressed or implied. Kaiser Aluminum cautions that such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties and actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include: (a) the continuing uncertainty with respect to the future operation of Anglesey beyond the expiration of the current power contract; (b) Anglesey’s ability to identify economically feasible sources of long term power that would allow Anglesey to resume smelting operations following the expected curtailment; (c) the economic feasibility of alternative operating activities at Anglesey, particularly in light of current economic conditions and the aluminum prices; (d) uncertainty with respect to future costs and expenses Anglesey may incur in connection with the curtailment of smelting operations or potential closure if efforts to identify economically feasible sources of long term power are unsuccessful; (e) uncertainty with respect to future dividends or distributions from Anglesey in light of Anglesey’s potential exposure to costs and expenses in connection with the curtailment of smelting operations or potential closure; (f) changes in economic or aluminum industry business conditions generally, including supply, demand and credit conditions; (g) changes in the markets served by Anglesey; (h) completion of the audit of the company’s financial statements as of and for the year ended December 31, 2008 by the company’s independent registered public accountants; and (i) other risk factors summarized in the company’s reports filed with the Securities and Exchange Commission, including the company’s Form 10-K for the year ended December 31, 2007. All information in this release is as of the date of the release. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

Investor Relations Contacts:
Melinda C. Ellsworth
Kaiser Aluminum
(949) 614-1757

Public Relations Contact:
Geoff Mordock
Fleishman-Hillard
(323) 762-1818